EDISON BROTHERS STORES, INC.





                                     1986 STOCK OPTION PLAN


   1.    Purpose of the Plan

         The Edison Brothers Stores, Inc. 1986 Stock Option Plan is intended as an incentive to, and to encourage ownership of the stock of Edison Brothers Stores, Inc. ("EBS") by, certain Key Employees (as herein defined) of EBS and its Subsidiaries. It is intended that some options to purchase Common Stock granted pursuant to the Plan will qualify as incentive stock options as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended ("ISO's"), and some options to purchase Common Stock will not qualify as ISO's and will be non-qualified options ("NQO's"). It is anticipated that tax-offset bonus rights may be granted by the Committee, in its discretion, from time to time, concurrently with or subsequent to the grant of, but only with respect to, NQO's.

   2.    Definitions

         A.   "Board" means the Board of Directors of EBS.

         B. "Committee" means the appropriate committee or subcommittee designated in paragraph 5 hereof.

         C. "Common Stock" means shares of the Common Stock, par value One Dollar ($1.00) per share, of EBS.

         D. "Disability" means inability of an optionee to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which, in the judgment of a physician selected by EBS who certifies to such judgment, is expected to be of indefinite duration or to result in imminent death. The Disability must have continued for at least 52 weeks and the optionee must have received a federal Social Security disability insurance award (unless the optionee lacks the quarters of coverage required for Social Security entitlement). The cause of such Disability must be other than an injury or disease sustained by the optionee:

         (a) while serving in any armed services or on voluntary leave for other than health reasons;

         (b)  as a result of an act of war;

         (c) while willfully and illegally participating in a fight, riot, or civil insurrection or while committing a crime.

Further, such Disability must not have arisen from the chronic use of alcohol or from addiction to drugs.

         E. "EBS" means Edison Brothers Stores, Inc., a Delaware corporation.

         F. "Key Employee" means an executive or other person who is employed in a position of administrative or managerial responsibility by EBS or a Subsidiary, including store managers.

         G. "Officer" means any person who is deemed to be an officer of EBS under the definition set forth in Rule 16a-1(f) promulgated pursuant to the Securities Exchange Act of 1934, as amended.

         H. "Outside Director" means a member of the Board who (i) qualifies as an "outside director" as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, and (ii) has not been, during the one year prior to service as an administrator of the Plan, and is not, during such service, granted or awarded, or eligible to be granted or awarded, equity securities pursuant to the Plan or any other plan of EBS or any of its affiliates.

         I. "Parent" means any corporation (other than EBS or a Subsidiary) in an unbroken chain of corporations ending with EBS if, at the time of the granting of an option, each of the corporations, other than EBS or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         J.   "Plan" means the Edison Brothers Stores, Inc. 1986 Stock
Option Plan.

         K. "Subsidiary" means any corporation (other than EBS) in an unbroken chain of corporations beginning with EBS if, at the time of the granting of an option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         L. "Ten Percent Shareholder" means a person who owns, on the date of grant of an ISO, more than 10% of the total combined voting power of all classes of stock of EBS, or its Parent or Subsidiary.

    3.    Stock Subject to the Plan

         There has been allocated to the Plan and reserved for issuance upon the exercise of options granted under the Plan an aggregate of seven hundred fifty thousand (750,000) shares of Common Stock. If any such option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. The Common Stock subject to issuance under options under the Plan may be authorized but unissued shares or shares held in the treasury of EBS.

   4.    Administration

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority to:

         (a)  interpret the Plan;

         (b) prescribe, amend and rescind rules and regulations relating to the Plan;

         (c) determine the individuals to whom, and the time or times at which, options shall be granted;

         (d) determine the number of shares to be subject to each option and the terms and provisions of each option agreement;

         (e)  make all determinations not specifically set forth in
   (a) through (d) above which it considers necessary or desirable for the administration of the Plan.

The determination of the Committee with respect to (a) through (e) above shall be final.

   5.    The Committee

         A. Except as provided in B below, the Committee shall be the Compensation Committee of the Board or such other committee as is designated by the Board. The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such time and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         B. With respect to the grant of options to persons who are members of the Board and/or Officers, the Committee shall be the Special Compensation Subcommittee of the Compensation Committee of the Board. Such Special Compensation Subcommittee shall consist of two or more Outside Directors. The Special Compensation Subcommittee shall be appointed by the Board and shall have such duties, responsibilities and authority with respect to the administration of the Plan for optionees within its purview as the Compensation Committee (or its designated alternate) shall have with respect to all other optionees.

   6.    Eligibility

         Options may be granted under the Plan only to Key Employees of EBS or its Subsidiaries.

   7.    Option Price

         Except as provided below, the purchase price of the Common Stock under each ISO issued hereunder shall not be less than one hundred percent (100%) of the fair market value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO issued to a Ten Percent Shareholder shall be not less than 110% of the fair market value of the Common Stock at the time of the grant of the option. The purchase price of the Common Stock under each NQO issued hereunder shall not be less than eighty-five percent (85%) of the fair market value of the Common Stock at the time of the grant of the option. The fair market value shall generally be considered to be the mean between the highest and lowest selling prices of the Common Stock as reported on the New York Stock Exchange on the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may in good faith determine to be appropriate. It is the intent of EBS that all ISO's granted under the Plan shall be exercisable at no less than the fair market value of the Common Stock on the date of grant as determined in good faith and that all NQO's granted under the Plan shall be exercisable at no less than eighty-five percent (85%) of the fair market value of the Common Stock on the date of grant as determined in good faith.

   8.    Payment of Option Price

         The purchase price is to be paid in full upon the exercise of an option, either (i) in cash; or (ii) by the tender to EBS of shares of the Common Stock owned by the optionee and registered in the name of the optionee having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable law or regulation; or (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an ISO unless (i) such shares have been held by the optionee for at least one year, and (ii) at least two years have elapsed since such ISO was granted. The proceeds received by EBS from the sale of Common Stock subject to an option are to be added to the general funds of EBS or to the Common Stock held in treasury, and used for its corporate purposes as the Board shall determine.

   9.    Option Amounts

         The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by an optionee during any calendar year (under all plans of EBS and its Parent and Subsidiaries) shall not exceed $100,000. If the provisions of this paragraph 9 limit the exercisability of certain ISO's which would otherwise become exercisable on account of an event described in paragraph 11 or paragraph 16I, the Committee, in its sole discretion, shall determine the times at which such ISO's become exercisable so that the provisions of this paragraph 9 are not violated, provided that in no event shall any ISO be exercisable more than ten (10) years from the date of granting thereof (five (5) years in the case of ISO's granted to Ten Percent Shareholders).

   10.   Term and Exercise of Options

         Except as provided below, the term of each option shall be not more than ten (10) years from the date of granting thereof. The term of each ISO granted to a Ten Percent Shareholder shall not be more than five
(5) years from the date of granting thereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in paragraph 11 and following, no option may be exercised at any time unless the optionee is then an employee of EBS or a Subsidiary and has been so employed continuously since the granting of the option or was an employee of the Parent of EBS at the time of grant and has been continuously employed since that time by either such Parent or by EBS or a Subsidiary.

   11.   Termination of Employment

         Notwithstanding other provisions of the Plan, if an optionee voluntarily or involuntarily terminates employment with EBS or any of its Subsidiaries, the optionee may exercise any option held by such optionee, to the extent the optionee was entitled to exercise it at the date of termination of employment, at any time within three months after such termination but not after ten years from the date of grant of the option (five years in the case of ISO's issued to a Ten Percent Shareholder). Any option not so exercised shall expire. However, subject to the provisions of paragraph 9 of this Plan:

         (a) If an optionee retires after reaching age 65, the optionee or the personal representative of the optionee may exercise any or all of the optionee's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three months of the optionee's retirement and within ten years from the date of grant of the option (five years in the case of ISO's granted to a Ten Percent Shareholder).

         (b) If an optionee retires after attaining age 55 but not age 65, the Committee, in its sole discretion, may provide that the optionee may exercise any or all of the optionee's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within three months of the optionee's retirement and within ten years from the date of grant of the option (five years in the case of ISO's granted to a Ten Percent Shareholder).

         (c) If an optionee's employment is terminated by reason of death or Disability, the optionee or the personal representative of the optionee may exercise any or all of the optionee's unexercised unexpired options, whether otherwise eligible for immediate exercise by the terms of the option agreement or not, provided such exercise is within one year of termination and within ten years from the date of grant of the option (five years in the case of ISO's granted to a Ten Percent Shareholder).

         Notwithstanding the foregoing, if the employment of any optionee shall be terminated because of the optionee's violation of law or the business conduct rules of EBS or for other breach of duty, all unexercised options of such optionee or the estate of the optionee shall lapse and be unexercisable on and after the termination of the optionee's employment. The existence or nonexistence of such violation or breach and the date of termination of employment shall be determined by the Committee in its sole discretion, and such determination shall be final.

   12.   Nontransferability of Options

         Each option granted under the Plan shall, by its terms, be nontransferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by the optionee.

   13.   Successive Option Grants

         Successive option grants may be made to any holder of options under the Plan.

   14.   Amendment and Termination of the Plan

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Common Stock of EBS, increase the maximum number of shares as to which options may be granted under the Plan (except under the antidilution provisions in paragraph 16F), change the class of employees to whom options may be granted, withdraw the authority to administer the Plan with respect to persons who are members of the Board from a committee whose members meet the requirements of paragraph 5B hereof, or materially increase the benefits accruing to participants under the Plan.

   15.   Term of the Plan

         This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board, and no option shall be granted hereunder after the expiration of such ten (10) year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

   16.   Miscellaneous

         A. Rights as Stockholder. An optionee shall have none of the rights of a stockholder with respect to Common Stock subject to an option, until such shares are issued to such optionee upon exercise of the option.

         B. Rights to Continued Employment. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of EBS or a Subsidiary or interfere with the right of EBS or a Subsidiary to terminate his or her employment at any time.

         C. Leaves of Absence. The option agreements issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to the effect of approved leaves of absence.

         D. Pension Rights. Benefits received under the Plan by an optionee shall not affect or be used in the calculation of pension or other retirement benefits under any other plan of EBS.

         E. Investment Purpose. Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision in options granted under the Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the options, or upon the happening of any other contingency warranting the release of such condition.

         F. Adjustments Upon Changes in Capitalization. Notwithstanding any other provision in the Plan, the option agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, splitups, spin-offs, combinations or exchanges of shares and the like; and, in the event of any such change in the outstanding Common Stock, the aggregate number of shares as to which options may be granted to any individual shall be appropriately adjusted by the Committee.

         G. Adverse Effect on Optionee of Amendment or Termination of Plan. No amendment or termination of the Plan may, without the consent of an employee to whom any option shall have been granted, adversely affect the rights of such employee under such option.

         H. Time of Granting of Options. An option grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members, duly recorded in the records thereof, makes an award of an option to an eligible employee of EBS or a Subsidiary.

         I.  Effect of Certain Changes.  In the event of a Potential
Change in Control of EBS, as defined below, all options then outstanding under the Plan shall become immediately and fully exercisable subject, however, to the provisions of paragraph 9, and provided that no ISO may be exercised in whole or in part by the holder thereof earlier than one year after the date of grant. As used herein, a Potential Change in Control shall be deemed to occur if, at any time during any 24-month period, the membership of the Board of Directors of EBS is not at least two-thirds constituted by (a) individuals who were directors at the beginning of such period or (b) individuals whose election, or nomination for election by the Corporation's stockholders, to the Board during such period was approved by the vote of two-thirds of those directors then still in office who were directors at the beginning of such period, unless such approval by such directors was incident to a Third Party Transaction described below. Notwithstanding the foregoing, no Potential Change in Control shall be deemed to have occurred with respect to any change in the members of the Board that occurs as a result of a consolidation, merger, liquidation or sale of substantially all the assets of EBS or any similar transaction ("Transaction") which has been approved by two-thirds of the Board unless the Transaction is with a third party ("Third Party Transaction") that commenced an offer for more than 30% of the outstanding shares of voting stock of EBS without prior approval of two-thirds of the Board.

   17.  Discretionary Payment in Lieu of Purchase

         In lieu of exercise of an NQO, an optionee may request that the Special Compensation Subcommittee of the Compensation Committee of the Board authorize cancellation of that portion of the NQO covered by the request and, as to such portion, authorize payment to the optionee of an amount equal to the difference between the option price and the fair market value of the Common Stock on the date of the request. Such request may, in the sole discretion of the Special Compensation Subcommittee of the Compensation Committee of the Board, be approved or denied in whole or in part. To the extent not canceled, an NQO shall remain exercisable in accordance with its terms. The Special Compensation Subcommittee of the Compensation Committee of the Board may, if it shall approve any such request either in whole or in part, in its sole discretion, authorize such payment to be made in shares of Common Stock valued at fair market value on the date of the request, or in cash, or partly in such shares and partly in cash. Denial or approval of any such request shall not require a subsequent request to be similarly treated by the Special Compensation Subcommittee of the Compensation Committee of the Board.

   18.  Tax-Offset Bonus Rights

         The Committee, in its sole discretion, may grant tax-offset bonus rights ("TOBR's") with respect to NQO's. Such TOBR's may be granted to an optionee at the time of the grant of the related NQO or subsequent thereto, but only with respect to the related NQO. A TOBR shall entitle the optionee to receive from EBS or a Subsidiary upon exercise of the related NQO or six months thereafter, whichever is appropriate as hereinafter indicated, an amount in cash equal to (1) the excess, if any, of the aggregate market price of the shares acquired by the exercise of the option on the date of exercise (or, if the optionee is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934 and does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, the aggregate market price six months after the date of exercise), over the aggregate purchase price of the shares acquired by such exercise, multiplied by (2) a percentage (either fixed or by formula) determined solely by the Committee. The Committee shall determine all other terms and provisions of any TOBR, including but not limited to the date of grant, the term, the effect of employment termination and death and the formula to determine the amount payable upon exercise of the related NQO. No TOBR shall be assignable or transferable except to the extent the Committee permits such TOBR to be assigned by will or through the laws of descent and distribution.

   19.  Effectiveness of the Plan

         The Plan shall become effective upon adoption by the Board, subject, however, to its further approval by the stockholders of EBS given within twelve (12) months after the date the Plan is adopted by the Board, at a regular meeting of the stockholders, at a special meeting duly called and held for such purpose, or by any other method permitted by the law of Delaware. Grants of options may be made prior to such stockholders' approval, but all option grants made prior to such stockholder approval shall be subject to the obtaining of such approval and, if such approval is not obtained, such options shall not be effective for any purpose.